Exhibit 99.4

FAQs

November 1, 2018

What was announced?

Early this morning, we announced a merger between Newfield and Encana

What is the rationale for this proposed transaction?

This transaction will create a leading North American multi-basin company. Once the merger occurs, our companies will have the key attributes that should be differentiated in today’s energy sector. We will have scale and core-of-the-core acreage in some of the best liquids-rich basins across North America and our net daily production will reach nearly 600,000 BOEPD, of which more than half will be liquids.

This union will create one of the largest producers of unconventional resources in North America and the quality of the assets will generate long-term growth while generating excess cash that can be returned to shareholders through dividends and buybacks.

When will the transaction close?

We anticipate it will close during the first quarter of 2019, pending regulatory approval, stockholder votes and other closing requirements.

What do I need to do between now and when the transaction closes?

Focus on conducting business as usual and delivering your customary operational excellence. We still have a 2018 plan to execute and deliver.

What will the new company’s leadership structure be?

There will be changes, but detailed decisions have not been made.

Will there be changes to how we do business?

It is business as usual between now and the close of the transaction. After the close, you should expect there to be some changes, but at this time no specified decisions have been made.

Will there be changes to employee benefits?

We expect there will be changes to your benefits after the transaction closes, but we don’t have any details now. However, in the first 12 months after the transaction closes, total levels of benefits and compensation should not change.

Will there be changes to employee pay?

We expect there could be changes to compensation after the transaction closes, but we don’t have any information or specifics at this point. However, in the first 12 months after the transaction closes, your total levels of benefits and compensation should not change.

Will employees be eligible for bonuses for 2018 performance?

Yes, based on performance as always.

Where will the new company’s headquarters be located?

Encana is headquartered in Canada, but does have several regional offices located in the U.S.

What do I say when someone outside of Newfield asks me about the deal?

If you are contacted by the media or investors, please direct them to our Investor Relations/Corporate Communications department. You may give them the office number or email address for Steve Campbell for Investor Relations or Cindy Hassler for the media.

If you are contacted by a vendor, friend or relative, we would ask that you use the information below to discuss the merger:

•                  We recently announced that Newfield is merging with Encana

•                  This transaction will create a leading North American multi-basin company and we are confident that it’s in the best interest of our owners. When combined, our companies will have the key attributes that should be differentiated in today’s energy sector. In short, we are taking two great companies and creating one that’s even better.

•                  Once the merger occurs, we will have scale and core-of-the-core acreage in some of the best liquids-rich basins across North America and our net daily production will reach nearly 600,000 BOEPD, of which more than half will be liquids. This union will create one of the largest producers of unconventional resources in North America.

•                  We anticipate the deal will close during the first quarter of 2019, pending regulatory approval, stockholder votes and other closing requirements.

•                  We anticipate changes, but many decisions have not been made.

•                  It is business as usual between now and the close of the transaction.

Is someone contacting our various in-office contractors and letting them know?

We will be talking with our security company, our gym staff, the new clinic management and other third parties to communicate the situation. Individual managers who work with contingent workers and contractors are free to reach out and let them know and should use the same talking points as mentioned above.

I just made an offer to someone for a job.  Will we be honoring job offers to people who have not begun employment yet?

Please discuss with the HR team.

I have a vacancy in my team and have been interviewing candidates. Is there a freeze on making job offers to candidates?

Please discuss with your manager / supervisor and the HR team.

Will we still be having the holiday parties as planned?

Yes! And the parties will be just as great and fun as always!

Do I need to cancel my vacation plans?

Please discuss with your manager / supervisor first.

I’m scheduled to take a leave of absence between now and year end; does anything about this transaction change my ability to do that?

Individual facts will affect the response to this question, so please discuss with HR Benefits or your HRBP.

I’m expecting to take a leave of absence after the anticipated date for the close of the transaction; does anything about this transaction change my ability to take that leave?

Generally no. Please discuss with your manager / supervisor or your HR representative first.

Do I need to cancel attendance plans for all training/conferences scheduled before the closing? Should I request training and development between now and then?

For all training and conferences scheduled before the closing, you generally should not need to cancel, but please discuss with your manager or supervisor to confirm.

If you want to schedule any training before the closing, please discuss with your supervisor first.

I’m scheduled to visit the field before the closing; should I go?

If you would be going in the ordinary course of your job, yes. Otherwise, consider talking with your supervisor or manager about whether it makes sense to travel at this time.

Will there be some guidance on what “business as usual” means in the time before the transaction closes?

Yes. Leadership will receive specific guidance on what limitations the companies have agreed upon during this period.  If in doubt, ask your manager.

What about China; how does this transaction affect that operation?

The agreement, when closed, includes all of our assets including China. And just like in the U.S., it will be business as usual in China.

Forward-Looking Statements

This communication includes certain statements that constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Newfield Exploration Company (the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Newfield Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Encana plc (“Encana”) will file a registration on Form S-4 that will include a joint proxy statement of the Company and Encana.  The definitive joint proxy statement/prospectus will be sent to the stockholders of the Company and Encana.  Encana and the Company may also file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of the Company in connection with the Company’s shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by the Company with the Securities and Exchange Commission (“SEC”) from the SEC’s website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Newfield Exploration Company, 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380.  Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at ir.newfield.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its security holders with respect to the transaction.  Information about these persons is set forth in the Company’s proxy statement relating to its 2018 Annual Meeting of Stockholders, as filed with the SEC on March 29, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.